AMENDED AND RESTATED BY-LAWS OF UTZ BRANDS, INC. (CONFORMED TO REFLECT AMENDMENT NO. 1, EFFECTIVE AS OF JULY 20, 2026) This conformed copy integrates all amendments to the By-Laws adopted through the date above. It is provided for convenience of reference.

i Table of Contents ARTICLE I STOCKHOLDERS ............................................................................................................... 1 Section 1. Annual Meetings. ................................................................................................................ 1 Section 2. Special Meetings. ................................................................................................................ 1 Section 3. Notice of Meetings of Stockholders. .................................................................................. 1 Section 4. Quorum; Adjournment and Recess of Meetings. ................................................................ 1 Section 5. Conduct of Meetings. .......................................................................................................... 2 Section 6. Proxies. ............................................................................................................................... 3 Section 7. Voting. ................................................................................................................................ 3 Section 8. Record Date. ....................................................................................................................... 4 Section 9. Action Without a Meeting. ................................................................................................. 4 Section 10. Stock List. ....................................................................................................................... 5 Section 11. Inspectors of Election. .................................................................................................... 5 Section 12. Business at Annual and Special Meetings. ..................................................................... 5 Section 13. Submission of Information by Director Nominees. ...................................................... 12 ARTICLE II BOARD OF DIRECTORS ................................................................................................ 13 Section 1. Number, Election, Quorum and Vote at Meetings. ........................................................... 13 Section 2. Vacancies and Newly Created Directorships. ................................................................... 13 Section 3. Meetings and Notice of Meetings. .................................................................................... 13 Section 4. Rights of Holders of Preferred Stock to Elect Directors. .................................................. 14 Section 5. Board Committees. ........................................................................................................... 14 Section 6. Action Without a Meeting. ............................................................................................... 14 Section 7. Participation in Meetings by Conference Telephone or Other Communications Equipment. .......................................................................................................................................... 15 Section 8. Compensation. .................................................................................................................. 15 ARTICLE III OFFICERS ....................................................................................................................... 15 Section 1. General. ............................................................................................................................. 15 Section 2. Term and Removal. ........................................................................................................... 15 Section 3. Duties and Powers. ........................................................................................................... 15 Section 4. Delegation of Authority. ................................................................................................... 15 ARTICLE IV INDEMNIFICATION AND ADVANCEMENT OF EXPENSES ............................... 16 Section 1. Indemnification. ................................................................................................................ 16 Section 2. Advancement of Expenses. ............................................................................................... 16 Section 3. Claims. .............................................................................................................................. 16 Section 4. General. ............................................................................................................................. 17 Section 5. Contract Rights. ................................................................................................................ 18 Section 6. Insurance. .......................................................................................................................... 18 Section 7. Indemnification and Advancement of Expenses for Employees and Agents. .................. 18 ARTICLE V CORPORATE BOOKS ..................................................................................................... 18 ARTICLE VI CHECKS, NOTES, PROXIES, ETC. ............................................................................. 19 ARTICLE VII SHARES AND OTHER SECURITIES OF THE CORPORATION ......................... 19 Section 1. Certificated and Uncertificated Shares. ............................................................................ 19 Section 2. Signatures.......................................................................................................................... 19 Section 3. Lost, Destroyed or Wrongfully Taken Certificates. .......................................................... 19 Section 4. Transfer of Stock. ............................................................................................................. 20

ii Section 5. Registered Stockholders. .................................................................................................. 20 Section 6. Regulations. ...................................................................................................................... 20 ARTICLE VIII FISCAL YEAR .............................................................................................................. 20 ARTICLE IX CORPORATE SEAL ....................................................................................................... 20 ARTICLE X GENERAL PROVISIONS ................................................................................................ 21 Section 1. Waiver of Notice. .............................................................................................................. 21 Section 2. Means of Giving Notice. ................................................................................................... 21 Section 3. ................................................................................................................................................ 22 Section 4. ................................................................................................................................................ 22 ARTICLE XI AMENDMENTS ............................................................................................................... 22

AMENDED AND RESTATED BY-LAWS OF UTZ BRANDS, INC. (CONFORMED TO REFLECT AMENDMENT NO. 1, EFFECTIVE AS OF JULY 20, 2026) ARTICLE I STOCKHOLDERS Section 1. Annual Meetings. The annual meeting of the stockholders of Utz Brands, Inc. (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware, or by means of remote communications pursuant to paragraph (E)(2) of Section 12, as may be designated from time to time by the Board of Directors of the Corporation (the “Board”). The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled. Section 2. Special Meetings. Except as otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”) or the certificate of incorporation of the Corporation (as amended or restated from time to time, the “Certificate of Incorporation”), and subject to the rights of the holders of any class or series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called only by or at the direction of the Board or an authorized committee thereof, the Chairman of the Board or the Chief Executive Officer of the Corporation. The Corporation may postpone, reschedule or cancel any special meeting of stockholders previous scheduled. Special meetings may be held either at a place, within or without the State of Delaware, or by means of remote communications pursuant to paragraph (E)(2) of Section 12 as the Board may determine. Section 3. Notice of Meetings of Stockholders. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws, notice of the date, time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty (60), nor less than ten (10), days previous thereto (unless a different time is specified by law), to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. Section 4. Quorum; Adjournment and Recess of Meetings. (a) Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum

2 at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by applicable law or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or, by a majority in voting power thereof, the stockholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time without further notice other than announcement at the meeting of the date, time and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting, until a quorum shall be present or represented. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. (b) Adjournment and Recess of Meetings. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Notice need not be given of any adjourned meeting if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Section 5. Conduct of Meetings. The Chairman of the Board, or in the absence of the Chairman of the Board or at the Chairman of the Board’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings; provided, however, that from the date of the execution of that certain Agreement and Plan of Merger, dated as of July 20, 2026, by and among the Corporation, Idaho USA, Inc., a Delaware corporation, Idaho Merger Sub, Inc., a Delaware corporation, and Intersnack Group GmbH & Co. KG, a German limited partnership (the “Merger Agreement”), until the earlier of the Closing (as defined in the Merger Agreement) and the valid termination of the Merger Agreement in accordance with its terms, except as otherwise required by the DGCL or the Certificate of Incorporation, and subject to the rights of the holders of any class or series of Preferred Stock, the Chairman of the Special Committee of the Board formed on January 23, 2026 (or his designee) shall call any special meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board or an authorized committee thereof may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board or an authorized committee thereof prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and (for any or no reason) recessing or adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at the meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask

3 questions at any meeting of stockholders. Unless and to the extent determined by the Board or an authorized committee thereof or the chairman over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 6. Proxies. (a) At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder or the stockholder’s authorized officer, director, employee or agent may execute a document authorizing another person or persons to act for the stockholder as proxy; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied. (b) A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. (c) Any copy, facsimile telecommunication or other reliable reproduction of the document created pursuant to the preceding paragraphs of this Section 6 (including any electronic transmission) may be substituted or used in lieu of the document for any and all purposes for which the original document could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document. (d) Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate. (e) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation. Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Certificate of Incorporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, the vote required for the election of directors shall be as provided in Section 1 of Article II of these By-Laws.

4 Section 8. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the Close of Business on the day next preceding the day on which notice is given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change or conversion or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board adopts the resolution relating thereto. Section 9. Action Without a Meeting. At any time when action by one or more classes or series of stockholders of the Corporation is permitted to be taken by written consent pursuant to the terms and limitations set forth in the Certificate of Incorporation, the provisions of this section shall apply. All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consents signed by the holders of a sufficient number of shares to take such corporate action are so delivered to the Corporation in accordance with the applicable provisions of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in the applicable provisions of the DGCL. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to a corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to a corporate action without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal

5 place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to a corporate action without a meeting shall be at the Close of Business on the day on which the Board adopts the resolution taking such prior action. Section 10. Stock List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 10 or to vote in person or by proxy at any meeting of the stockholders. Nothing contained in this Section 10 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list of stockholders. Section 11. Inspectors of Election. The Board, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but who shall not be directors of the Corporation or candidates for election as directors. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. Section 12. Business at Annual and Special Meetings. (a) Annual Meetings of Stockholders.

6 (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) as provided in the Investor Rights Agreement (as defined in the Certificate of Incorporation), (b) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (c) by or at the direction of the Board or any authorized committee thereof or (d) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who has complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Section 12 and who was a stockholder of record at the time such notice was delivered to the Secretary of the Corporation. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article I, Section 12(A)(1)(d) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (even if such matter is already the subject of any notice to the stockholders or a public announcement from the Board), and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to (and received by) the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the ninetieth (90th) day nor earlier than the Close of Business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than thirty (30) days before, or more than seventy (70) days following, such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered (and received) not later than the Close of Business on the tenth (10th ) day following the day on which public announcement of the date of such meeting is first made. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholder may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4. (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board is increased, effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 12, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation. (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or a committee thereof or (b)

7 provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who has complied with the notice procedures set forth in this Section 12 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (C) of this Section 12 is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. The number of nominees a stockholder may nominate for election at the special meeting at which directors are to be elected (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. (c) A stockholder’s notice delivered pursuant to, and in accordance with the requirements of, paragraph (A)(2) and paragraph (B) of this Section 12 for an annual meeting or special meeting, respectively, shall set forth (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the class or series and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by such person and any Disclosable Interest (as defined in paragraph (E)(3)(c) of this Section 12 below) of such person, (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (5) all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 13 below; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the specific proposal to be made or business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder giving such notice is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting, will appear in person or through a qualified representative at the meeting to propose such business or

8 nomination, and intends to remain a stockholder of the Corporation through the meeting, (iv) a representation whether the stockholder or the beneficial owner, if any, intends to be or is part of a group which intends to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (B) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, and/or (C) otherwise solicit proxies in support of any proposed director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (4) a description in reasonably detail of any agreement, arrangement or understanding, written or oral and formal or informal, with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation (a) between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”) or (b) between or among any proponent persons and any other person or entity (naming each such person or entity) in connection with or related to the nomination or proposal, including without limitation (i) any understanding, formal or informal, written or oral, that any proponent persons may have reached with any stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares in the Corporation at any meeting of the Corporation’s stockholder or take other action in support of or related to the nomination or any business proposed, or other action to be taken, by the proponent persons, and (ii) any agreements that would be required to be disclosed by any proponent persons or any other person or entity pursuant to Item 5 or Item 6 of Schedule 13D that would be filed pursuant to the Exchange Act (including the rules and regulations promulgated thereunder), regardless of whether the requirement to file a Schedule 13D is applicable to the proponent person or other person or entity; and (5) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. The proponent person shall also promptly, but in any event within five (5) business days after such request (or by the day prior to the day of the meeting, if earlier) provide to the Corporation such additional information as the Corporation may reasonable request. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (A)(2) or paragraph (B) of this Section 12) shall update and supplement such

9 notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding any update or supplement so delivered, it is understood that providing any such update or supplement shall not be deemed to cure any defect or limit the Corporation’s right to omit a director nominee or other proposal from its form of proxy as provided in this Section 12. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. As a condition to serving on the Board, each director nominee shall submit to interviews with the Board or a committee thereof, if requested by the Board, and each director nominee shall make himself or herself available for any such interviews on or prior to the later of (i) ten (10) days following any reasonable request therefor from the Board (or any committee thereof) and (ii) the 30th day prior to such director nominee’s election to the Board. The foregoing notice requirements of this paragraph (C) of this Section 12 shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a- 8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this paragraph (C) of this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. (d) Notwithstanding anything to the contrary in these By-laws, unless otherwise required by applicable law, if any stockholder or proponent person (i) provides notice pursuant to Rule 14a- 19(b) promulgated under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide documentation reasonably satisfactory to the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then such nomination shall be disregarded and no vote on such nominee proposed by such stockholder or proposing person shall occur, notwithstanding that the nomination is set forth in the notice of meeting or any other proxy materials and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, any stockholder or any proponent person that has provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, documentation reasonably satisfactory to the Corporation demonstrating that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

10 (e) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. If a matter of business or a nomination is not properly brought before the annual or special meeting in accordance with these By-laws or otherwise, the chairman of the meeting shall declare to the meeting and any such business or nomination not properly brought before the annual or special meeting shall not be transacted. For the avoidance of doubt, unless required by applicable law, a nomination for director by a stockholder giving notice under paragraph (C) of this Section 12 or any other business or nominations submitted by a stockholder giving notice under paragraph (A)(2) or paragraph (B) of this Section 12 is not properly brought before the annual or special meeting in accordance with these By-laws if the Board or the chairman of an annual or special meeting determines that (i) such stockholder or any such proponent person breaches any of its agreements, representations or warranties set forth in the notice given by such stockholder or otherwise submitted pursuant to Section 12, (ii) any of the information in such stockholder notice or otherwise submitted by such stockholder or proponent person was not, when provided, true, correct and complete, or (iii) any such stockholder or proponent person otherwise fails to comply with its obligations pursuant to these By-laws. Notwithstanding the foregoing provisions of this Section 12 and notwithstanding that the proposal or nominations is set forth in the notice of meeting or other proxy materials (unless required by law), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect of such nomination or proposed business may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (2) If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders of the Corporation may, by means of remote communication participate in a meeting of stockholders of the Corporation and be deemed present in person and vote at a meeting of stockholders of the Corporation whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder of the Corporation or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders of the Corporation and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders of the Corporation, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder of the Corporation or

11 proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. (3) For purposes of this Section 12, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the Securities and Exchange Commission. (ii) “Close of Business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day. (iii) “Disclosable Interest” means (i) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transaction or series of such transactions) engaged in, directly or indirectly, by such proponent person, the purpose or effect of which is to give such proponent person economic risk similar to ownership of shares of any class or series of capital stock of the Corporation, including due to the fact that the value of such option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the Corporation, (ii) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions or series of such transactions) that provides, directly or indirectly, the opportunity to profit from, or to mitigate loss, manage risk, or benefit from, any increase or decrease in the price or value of shares of any class or series of capital stock of the Corporation, or (iii) any agreement, arrangement, or understanding (including any option, warrant, convertible security, stock appreciation right, derivative, swap, or other similar rights, conversion privileges or transactions or series of such transactions) that has the effect or intent, directly or indirectly, of maintaining, increasing, or decreasing the voting power of such proponent person with respect to shares of any class or series of capital stock of the Corporation. (iv) No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice (or extend any notice time period) of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting. (v) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12; provided, however, that, to the fullest extent permitted by law,

12 any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 12 (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 12 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 12 shall apply to the right, if any, of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation. (vi) Notwithstanding anything to the contrary contained herein, for as long as the Investor Rights Agreement (as defined in the Certificate of Incorporation) remains in effect with respect to the Stockholder Parties (as defined in the Certificate of Incorporation), the Stockholder Parties (to the extent then subject to the Investor Rights Agreement) shall not be subject to the notice procedures set forth in paragraphs (A)(2), (A)(3) or (B) of this Section 12 with respect to any annual or special meeting of stockholders to the extent necessary to effect the transactions and rights set forth in the Investor Rights Agreement. Section 13. Submission of Information by Director Nominees. (a) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information: (i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named in the Corporation’s form of proxy and proxy statement as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, shall act or vote on any issue or question that has not been disclosed to the Corporation, or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (D) if elected as a director, shall comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which shall be provided to such person promptly following a request therefor); and (ii) all completed and signed questionnaires required of the Corporation’s nominees (which shall be provided to such person promptly following a request therefor). (b) A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as the Corporation may reasonably request. The Corporation may request such additional information as necessary to permit the Board to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director. (c) All written and signed representations and agreements and all completed and signed questionnaires required pursuant to paragraph (A) of this Section 13, and the additional information described in paragraph (B) of this Section 13, shall be considered timely for a nominee for election or re- election as a director of the Corporation under paragraph (C) of Section 12 above if provided to the

13 Corporation by the deadlines specified in paragraph (A)(2) and paragraph (B) of Section 12 above, as applicable. All information provided pursuant to this Section 13 by a nominee for election or re-election as a director of the Corporation under paragraph (C) of Section 12 above shall be deemed part of the stockholder’s notice submitted pursuant to paragraph (C) of Section 12. ARTICLE II BOARD OF DIRECTORS Section 1. Number, Election, Quorum and Vote at Meetings. The Board shall consist, subject to the Certificate of Incorporation and the Investor Rights Agreement, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships and except as otherwise expressly provided in the Certificate of Incorporation) be elected by the holders of a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote on the election of such directors in accordance with the terms of the Certificate of Incorporation and the Investor Rights Agreement, as applicable. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these By-Laws, by the Certificate of Incorporation or by the Investor Rights Agreement, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders. Section 2. Vacancies and Newly Created Directorships. Subject to the Certificate of Incorporation and the Investor Rights Agreement, unless otherwise required by the DGCL or Article II, Section 4 of these By-Laws, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, removal, retirement, disqualification or otherwise) shall be filled only by a majority of the directors then in office, although less than a quorum, by any authorized committee of the Board or by a sole remaining director. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill the vacancy or vacancies, the vote to take effect when such resignation or resignations become effective, and each director chosen shall hold office until the next election of directors, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. No decrease in the number of authorized directors shall shorten the term of any incumbent director. Section 3. Meetings and Notice of Meetings. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, or by a majority of the total number of directors then in office, by written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director in accordance with Article X, Section 2. Notice of each special meeting of the Board shall be given, as provided in Article X, Section 2, to each director (i) at least twenty-four (24) hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five (5) days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the

14 meeting or the directors who requested the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission). Section 4. Rights of Holders of Preferred Stock to Elect Directors. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the total number of directors fixed by the Board pursuant to the Certificate of Incorporation and these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director. Section 5. Board Committees. The Board may from time to time establish one or more committees of the Board to serve at the pleasure of the Board, which shall be comprised of such members of the Board, subject to the Investor Rights Agreement, and have such duties as the Board shall from time to time determine. Any director may belong to any number of committees of the Board. Subject to the Certificate of Incorporation and the Investor Rights Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member, subject to the Investor Rights Agreement. Subject to the Certificate of Incorporation and the Investor Rights Agreement, unless otherwise provided in the Certificate of Incorporation, these By- Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee. Section 6. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission). After an action is taken, the consent or consents related thereto shall be filed with the minutes of proceedings of the Board.

15 Section 7. Participation in Meetings by Conference Telephone or Other Communications Equipment. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting. Section 8. Compensation. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation. ARTICLE III OFFICERS Section 1. General. The Board shall elect officers of the Corporation, including a Chief Executive Officer, a President and a Secretary. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairmen of the Board, co- Presidents or co-Chief Executive Officers and, in such case, references in these By-Laws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be. Section 2. Term and Removal. All officers of the Corporation elected by the Board shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are chosen and qualified or until his or her earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by the Board, or, in the case of appointed officers, by the Chief Executive Officer or any elected officer upon whom such power of removal shall have been conferred by the Board. Section 3. Duties and Powers. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. Section 4. Delegation of Authority. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s

16 powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office. ARTICLE IV INDEMNIFICATION AND ADVANCEMENT OF EXPENSES Section 1. Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; except as provided in Section 3 of this Article IV with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. Section 2. Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article IV, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article IV (which shall be governed by Section 3 of this Article IV) (hereinafter an “advancement of expenses”); provided, however, that, if (x) the DGCL requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to indemnification under this Article IV or otherwise. Section 3. Claims. If a claim under Section 1 or 2 of this Article IV is not paid in full by the Corporation within (i) sixty (60) days after a written claim for indemnification has been received by the Corporation or (ii) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of

17 the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article IV or otherwise shall be on the Corporation. Section 4. General. (a) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article IV, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article IV, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity. (b) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation or as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article IV, irrespective of any right of recovery the indemnitee may have from the indemnitee- related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation under this Article IV. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce

18 such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 4(B) of Article IV, entitled to enforce this Section 4(B) of Article IV. For purposes of this Section 4(B) of Article IV, the following terms shall have the following meanings: (1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation. (2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, by- laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable. Section 5. Contract Rights. The rights conferred upon indemnitees in this Article IV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article IV that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Section 7. Indemnification and Advancement of Expenses for Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. ARTICLE V CORPORATE BOOKS The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

19 ARTICLE VI CHECKS, NOTES, PROXIES, ETC. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be delegated such authority. Proxies to vote and consents with respect to securities of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, Chief Executive Officer or the Board may from time to time determine. ARTICLE VII SHARES AND OTHER SECURITIES OF THE CORPORATION Section 1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL. Section 2. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, which authorized officers shall include, without limitation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue. Section 3. Lost, Destroyed or Wrongfully Taken Certificates. (a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation. (b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall, to the fullest extent permitted by law, be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

20 Section 4. Transfer of Stock. (a) Transfers of record of shares of stock of the Corporation shall be made only upon the books administered by or on behalf of the Corporation and only upon proper transfer instructions, including by Electronic Transmission, pursuant to the direction of the registered holder thereof, such person’s attorney lawfully constituted in writing, or from an individual presenting proper evidence of succession, assignment or authority to transfer the shares of stock; or, in the case of stock represented by certificate(s) upon delivery of a properly endorsed certificate(s) for a like number of shares or accompanied by a duly executed stock transfer power. (b) The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL. Section 5. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation. Section 6. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed. ARTICLE VIII FISCAL YEAR The fiscal year of the Corporation shall end on the Sunday that is closest to December 31, unless otherwise determined by resolution of the Board. ARTICLE IX CORPORATE SEAL The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

21 ARTICLE X GENERAL PROVISIONS Section 1. Waiver of Notice. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission). Section 2. Means of Giving Notice. Except as otherwise set forth in any applicable law or any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting shall be given by the following means: (a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation. (b) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. (c) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice. (d) Exceptions to Notice Requirements.

22 (1) Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By-Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful. (2) Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By-Laws, to any stockholder to whom (x) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (y) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230 (b) of the DGCL. The exception in subsection (x) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission. Section 3. Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein. Section 4. In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation or the DGCL, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. ARTICLE XI AMENDMENTS These By-Laws may be made, amended, altered, changed, added to or repealed as set forth in the Certificate of Incorporation.